Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Philip Services Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert L. Knauss, Chairman of the Board and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT L. KNAUSS

Robert L. Knauss Chairman of the Board and Principal Executive Officer August 19, 2003

A signed original of this written statement required by the statute referenced above has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.